EXHIBIT 99.1

SLR Investment Corp. Announces Quarter Ended June 30, 2025 Financial Results

Net Investment Income of $0.40 Per Share for Q2 2025;

Stable NAV/Strong Credit Quality;

Declared Quarterly Distribution of $0.41 Per Share

NEW YORK, Aug. 05, 2025 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company”, “SLRC”, “we”, “us”, or “our”) today reported net investment income (“NII”) of $21.6 million, or $0.40 per share, for the second quarter of 2025. On August 5, 2025, the Board declared a quarterly distribution of $0.41 per share payable on September 26, 2025, to holders of record as of September 12, 2025.

As of June 30, 2025, net asset value (“NAV”) was $18.19 per share, an increase from $18.16 per share at March 31, 2025.

“We are pleased to report that our specialty finance businesses have continued to expand their pipelines in what has been a challenging investment environment for private credit more broadly. Our record ABL originations for the second quarter furthered our strategic goal of shifting the portfolio mix to predominantly specialty finance investments. Today, over 80% of our portfolio fair value consists of specialty finance loans, which we believe carry attractive risk adjusted returns and offer downside protection through collateral coverage,” said Bruce Spohler, Co-CEO of SLR Investment Corp. “We are continuing to see demand for our asset-based financing solutions from issuers navigating the current uncertain economic climate.”

“As a result of our focus on first lien senior secured specialty finance and non-cyclical sponsor finance industries, the credit quality of SLRC’s portfolio remains solid,” said Michael Gross, Co-CEO of SLR Investment Corp. “Our non-accrual rate, PIK from amendments, and watchlist percent of fair value are all low on an absolute and relative-to-our-peer-group basis. We believe our stable portfolio provides us with the foundation to continue to support our expansion in specialty finance and provides our investors with differentiated private credit exposure.”

FINANCIAL HIGHLIGHTS FOR THE QUARTER ENDED JUNE 30, 2025:

At June 30, 2025:

Investment Portfolio fair value: $2.1 billion | Comprehensive Investment Portfolio(1) fair value: $3.2 billion
Non-accruals: 0.3% at fair value, 0.5% at cost of Investment Portfolio
Net assets: $992.3 million or $18.19 per share
Leverage: 1.17x net debt-to-equity

Operating Results for the Quarter Ended June 30, 2025:

Net investment income: $21.6 million or $0.40 per share
Net realized and unrealized gains: $2.6 million or $0.05 per share
Net increase in net assets from operations: $24.2 million or $0.44 per share

Comprehensive Investment Portfolio Activity(2) for the Quarter Ended June 30, 2025:

Investments made: $567.1 million
Investments prepaid and sold: $387.0 million

(1) The Comprehensive Investment Portfolio for the quarter ended June 30, 2025 is comprised of SLRC’s investment portfolio and SLR Credit Solutions’ (“SLR-CS”) portfolio, SLR Equipment Finance’s (“SLR-EF”) portfolio, Kingsbridge Holdings, LLC’s (“KBH”) portfolio, SLR Business Credit’s (“SLR-BC”) portfolio, SLR Healthcare ABL’s (“SLR-HC ABL”) portfolio owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and the senior secured loans held by the SLR Senior Lending Program LLC (“SSLP”) attributable to the Company, and excludes the Company’s fair value of the equity interests in SSLP and the Commercial Finance Portfolio Companies and also excludes SLRC’s loans to KBH, SLR-EF, and SLR HC ABL.
(2) Comprehensive Investment Portfolio activity for the quarter ended June 30, 2025, includes investment activity of the Commercial Finance Portfolio Companies and SSLP attributable to the Company.

Comprehensive Investment Portfolio

Portfolio Activity

During the three months ended June 30, 2025, SLRC had Comprehensive Investment Portfolio originations of $567.1 million and repayments of $387.0 million across the Company’s four investment strategies:

For the Quarter Ended June 30, 2025 ($mm)
Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$23.9	$373.3	$141.2	$28.7	$567.1
Repayments / Amortization	$68.6	$147.7	$169.8	$0.9	$387.0
Net Portfolio Activity	($44.7)	$225.6	($28.6)	$27.8	$180.1

(1) Sponsor Finance refers to cash flow loans to sponsor-owned companies including cash flow loans held in SSLP attributable to the Company.
(2) Includes SLR-CS, SLR-BC and SLR-HC ABL’s portfolios, as well as asset-based loans on the Company’s balance sheet.
(3) Includes SLR-EF’s portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) portfolio.

Comprehensive Investment Portfolio Composition

The Comprehensive Investment Portfolio is diversified across approximately 940 unique issuers, operating in over 110 industries, and resulting in an average exposure of $3.5 million or 0.1% per issuer. As of June 30, 2025, 98.3% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 95.9% was held in first lien senior secured loans. Second lien ABL exposure was 2.2% and second lien cash flow exposure was 0.2% of the Comprehensive Investment Portfolio as of June 30, 2025.

SLRC’s Comprehensive Investment Portfolio composition by asset class as of June 30, 2025 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(5)
	($mm)%
Senior Secured Investments
Cash Flow Loans (Sponsor Finance)(1)	$546.6	16.9%	10.3%
Asset-Based Loans(2)	$1,349.0	41.6%	13.4%
Equipment Financings(3)	$1,074.1	33.2%	11.6%
Life Science Loans	$214.9	6.6%	13.1%
Total Senior Secured Investments	$3,184.6	98.3%	12.2%
Equity and Equity-like Securities	$54.8	1.7%
Total Comprehensive Investment Portfolio	$3,239.4	100.0%
Floating Rate Investments(4)	$2,085.1	64.8%
First Lien Senior Secured Loans	$3,107.9	95.9%
Second Lien Senior Secured Asset-Based Loans	$70.9	2.2%
Second Lien Senior Secured Cash Flow Loans	$5.8	0.2%

(1) Includes cash flow loans held in the SSLP attributable to the Company and excludes the Company’s equity investment in SSLP.
(2) Includes SLR-CS, SLR-BC, and SLR-HC ABL’s portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(3) Includes SLR-EF’s portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(4) Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(5) The weighted average asset yield for income producing cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation.  The weighted average asset yield calculation for Life Science loans includes the amortization of expected exit/success fees. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the investments. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return (IRR) calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three-month period ended on June 30, 2025 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three-month period ended on June 30, 2025, annualized. The weighted average yield for the KBH equipment leasing portfolio represents the blended yield from the company’s 1st lien loan on par value and the annualized dividend yield on the cost basis of the company’s equity investment as of June 30, 2025.

SLR Investment Corp. Portfolio

Asset Quality

As of June 30, 2025, 99.7% of SLRC’s portfolio was performing on a fair value basis and 99.5% on a cost basis, with only one investment on non-accrual.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of June 30, 2025, the composition of our investment portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$680.7	31.9%
2	$1,407.3	65.9%
3	$41.1	1.9%
4	$5.8	0.3%

Investment Income Contribution by Asset Class

Investment Income Contribution by Asset Class(1) ($mm)
For the Quarter Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total
6/30/2025	$14.7	$23.1	$9.6	$6.5	$53.9
% Contribution	27.3%	42.9%	17.8%	12.0%	100.0%

(1) Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet and distributions from SSLP; income/fees from asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC, SLR-HC ABL; income/fees from equipment financings and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet.

SLR Senior Lending Program LLC (SSLP)

As of June 30, 2025, the Company and its 50% partner, Sunstone Senior Credit L.P., had contributed combined equity capital of $95.8 million of a total $100 million equity commitment to the SSLP. At quarter end, SSLP had total commitments of $193.9 million at par and total funded portfolio investments of $184.1 million at fair value, consisting of floating rate senior secured loans to 29 different borrowers and an average investment of $6.3 million per borrower. During the quarter ended June 30, 2025, SSLP invested $32.3 million in 7 portfolio companies and had $13.9 million of investments repaid.

SLR Investment Corp.’s Results of Operations Quarter Over Quarter

Investment Income

For the fiscal quarters ended June 30, 2025, and 2024, gross investment income totaled $53.9 million and $59.0 million, respectively. The year-over-year decrease in gross investment income was primarily due to a decrease in the average size of the income producing investment portfolio as well as a decrease in index rates.

Expenses

SLRC’s net expenses totaled $32.3 million and $34.7 million, respectively, for the fiscal quarters ended June 30, 2025, and 2024. The decrease in expenses for the year-over-year three-month periods was primarily due to lower interest expense from a decrease in average borrowings as well as a decrease in the index rates on borrowings.

For the fiscal quarters ended June 30, 2025 and 2024, $20 thousand and $44 thousand, respectively, performance-based incentive fees were waived resulting from the Company’s merger with SLR Senior Investment Corp., which closed on April 1, 2022.

Net Investment Income

SLRC’s net investment income totaled $21.6 million and $24.3 million, or $0.40 and $0.45, per average share, respectively, for the fiscal quarters ended June 30, 2025, and 2024.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the fiscal quarters ended June 30, 2025 and 2024 totaled $2.6 million and ($1.1) million, respectively.

Net Increase in Net Assets Resulting from Operations

For the fiscal quarters ended June 30, 2025, and 2024, the Company had a net increase in net assets resulting from operations of $24.2 million and $23.2 million, respectively. For the same periods, earnings per average share were $0.44 and $0.43, respectively.

Capital and Liquidity

Credit Facilities

As of June 30, 2025, the Company had $682.3 million drawn on $970 million of total commitments available on its revolving credit facilities and $140 million of term loans outstanding.

Unsecured Debt

As of June 30, 2025, the Company had $359 million of unsecured notes outstanding. Subsequent to quarter end, on July 30, 2025, the Company closed a private offering of $50.0 million of unsecured notes due July 30, 2028 with a fixed interest rate of 5.96%. Inclusive of the $50.0 million unsecured notes issued on July 30, 2025, the Company has $409 million of unsecured notes outstanding.

The Company does not have any near-term refinancing obligations, with the next unsecured notes maturity occurring in December 2026.

Leverage

As of June 30, 2025, the Company’s net debt-to-equity ratio was 1.17x compared to 1.03x at December 31, 2024 and 1.04x at March 31, 2025. The Company’s target range is 0.9x to 1.25x net debt-to-equity.

Available Capital

As of June 30, 2025, including anticipated available borrowing capacity at the SSLP and our specialty finance portfolio companies, subject to borrowing base limits, SLRC, SSLP and our specialty finance portfolio companies had over $650 million of available capital in the aggregate.

Unfunded Commitments

As of June 30, 2025, excluding commitments of $64.3 million to SLR-CS, SLR-BC, SLR-HC ABL, SLR-EF, and SSLP, over which the Company has discretion to fund, the Company had unfunded commitments of approximately $332.6 million.

Subsequent Events

On July 30, 2025, the Company closed a private offering of $50.0 million of unsecured notes due 2028 (the “2028 Series I Unsecured Notes”) with a fixed interest rate of 5.96% and a maturity date of July 30, 2028. Interest on the 2028 Series I Unsecured Notes is due semi-annually on January 30th and July 30th. The 2028 Series I Unsecured Notes were issued in a private placement only to qualified institutional buyers.

On August 5, 2025, the Board declared a quarterly distribution of $0.41 per share payable on September 26, 2025, to holders of record as of September 12, 2025.

Conference Call and Webcast Information

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, August 6, 2025. All interested parties may participate in the conference call by dialing (800) 245-3047 approximately 5-10 minutes prior to the call, international callers should dial (203) 518-9765. Participants should reference SLR Investment Corp. and Conference ID: SLRC2Q25. A telephone replay will be available until August 20, 2025 and can be accessed by dialing (800) 839-8389. International callers should dial (402) 271-9156.

This conference call will also be broadcast live over the Internet and can be accessed by all interested parties from the Event Calendar within the “Investors” tab of SLR Investment Corp.’s website at https://slrinvestmentcorp.com/Investors/Event-Calendar. Please register online prior to the start of the call. For those who are not able to listen to the broadcast live, a replay of the webcast will be available soon after the call.

SLR INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share amounts)

	June 30, 2025 (unaudited)	December 31, 2024
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,139,331 and $1,019,357, respectively)	$1,146,050	$1,027,457
Companies 5% to 25% owned (cost: $106,667 and $103,655, respectively)	91,015	89,945
Companies more than 25% owned (cost: $922,241 and $916,554, respectively)	897,873	888,232
Cash	23,877	16,761
Cash equivalents (cost: $348,904 and $397,510, respectively)	348,904	397,510
Dividends receivable	17,800	15,375
Interest receivable	10,463	11,993
Receivable for investments sold	101	1,573
Prepaid expenses and other assets	1,189	571
Total assets	$2,537,272	$2,449,417
Liabilities
Debt ($1,181,260 and $1,041,093 face amounts, respectively, reported net of unamortized debt issuance costs of $8,111 and $9,399, respectively)	$1,173,149	$1,031,694
Payable for cash equivalents purchased	348,904	397,510
Management fee payable	7,760	7,739
Performance-based incentive fee payable	5,377	5,920
Interest payable	6,502	7,836
Administrative services payable	301	3,332
Other liabilities and accrued expenses	2,930	2,460
Total liabilities	$1,544,923	$1,456,491
Commitments and contingencies
Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,554,634 and 54,554,634 shares issued and outstanding, respectively	$546	$546
Paid-in capital in excess of par	1,117,606	1,117,606
Accumulated distributable net loss	(125,803)	(125,226)
Total net assets	$992,349	$992,926
Net Asset Value Per Share	$18.19	$18.20

SLR INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended
	June 30, 2025	June 30, 2024
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$29,162	$40,015
Companies 5% to 25% owned	1,243	856
Companies more than 25% owned	3,187	3,306
Dividends:
Companies 5% to 25% owned	786	—
Companies more than 25% owned	17,800	12,482
Other income:
Companies less than 5% owned	1,626	2,184
Companies more than 25% owned	109	135
Total investment income	53,913	58,978
EXPENSES:
Management fees	7,760	7,875
Performance-based incentive fees	5,397	6,068
Interest and other credit facility expenses	16,742	18,179
Administrative services expense	1,503	1,376
Other general and administrative expenses	922	1,206
Total expenses	32,324	34,704
Performance-based incentive fees waived	(20)	(44)
Net expenses	32,304	34,660
Net investment income	$21,609	$24,318
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain on investments and cash equivalents (companies less than 5% owned)	$235	$105
Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	1,401	63
Companies 5% to 25% owned	83	—
Companies more than 25% owned	904	(1,258)
Net change in unrealized gain (loss) on investments and cash equivalents	2,388	(1,195)
Net realized and unrealized gain (loss) on investments and cash equivalents	2,623	(1,090)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$24,232	$23,228
EARNINGS PER SHARE	$0.44	$0.43

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: the Company’s access to deal flow and its ability to take advantage of attractive investment opportunities; the market environment and its impact on the business prospects of SLRC and the prospects of SLRC’s portfolio companies; prospects for growth of SLRC’s investment pipeline; the quality of, and the impact on the performance of SLRC from the investments that SLRC has made and expects to make; and the anticipated availability of capital. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) changes or potential disruptions in SLRC’s operations, the economy, financial markets and political environment, including those caused by tariffs and trade disputes with other countries, inflation and changing interest rates; (ii) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, war or other geopolitical conflicts, natural disasters, pandemics or cybersecurity incidents; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
slrinvestorrelations@slrcp.com | (646) 308-8770